Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1
TO THE
INVESTMENT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of January 9, 2012, to the Investment Agreement, dated as of June 7, 2010 (the “Investment Agreement”), by and among Talon Therapeutics, Inc., a Delaware corporation (formerly Hana Biosciences, Inc.) (the “Company”), Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WPX”), Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP Partners”, and together with WPX, each a “WP Purchaser” and collectively the “WP Purchasers”), Deerfield Private Design Fund, L.P., a Delaware limited partnership (“Deerfield Private Design”), Deerfield Private Design International, L.P., a limited partnership organized under the laws of the British Virgin Islands (“Deerfield Private Design International”), Deerfield Special Situations Fund, L.P., a Delaware limited partnership (“Deerfield Special Situations”), and Deerfield Special Situations Fund International Limited, an entity organized under the laws of the British Virgin Islands (“Deerfield Special Situations Fund International”, and together with Deerfield Private Design, Deerfield Private Design International and Deerfield Special Situations, each a “Deerfield Purchaser” and collectively the “Deerfield Purchasers”, and together with the WP Purchasers, each a “Purchaser” and collectively the “Purchasers”).  All capitalized terms used in this Amendment which are not herein defined shall have the same meanings ascribed to them in the Investment Agreement.

WHEREAS, Section 10.6 of the Investment Agreement provides for the amendment of the Investment Agreement in accordance with the terms set forth therein; and

WHEREAS, the parties hereto desire to amend the Investment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein, the parties agree as follows:

1.	Amendment of Section 5.4. Section 5.4 of the Investment Agreement is hereby amended to insert a subsection (g) to read as follows:

“(g)                 Notwithstanding anything to the contrary set forth herein, in the event a Deerfield Purchaser fails to exercise its preemptive purchase right as provided in this Section 5.4 in connection with any Qualified Equity Offering in which the WP Purchasers participate to subscribe for the lesser of (x) such Deerfield Purchaser’s Purchaser Percentage Interest and (y) the portion of such Deerfield Purchaser’s Purchaser Percentage Interest that is equivalent to the portion of the WP Purchasers’ Purchaser Percentage Interest represented by the shares that the WP Purchasers subscribe for in such Qualified Equity Offering, Section 5.4 of this Agreement shall terminate with respect to each Deerfield Purchaser. For example, if the WP Purchasers’ Purchaser Percentage Interest is 50% and such Deerfield Purchaser’s Purchaser Percentage is 12%, if the WP Purchasers subscribe for 25% of the securities in such Qualified Equity Offering, such Deerfield Purchaser would be required to subscribe for 6% of the securities in such Qualified Equity Offering to maintain the Deerfield Purchasers’ preemptive purchase right as provided in this Section 5.4.”

2.	Amendment of Section 5.22. Section 5.22 of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

“[Intentionally Omitted].”

3.	Amendment of Section 9.1. Schedule 9.1 to the Investment Agreement is hereby amended:

(i)	To insert the definition of “2012 Investment Agreement”, which shall read as follows:

“2012 Investment Agreement:  shall mean that certain Investment Agreement, dated as of January 9, 2012, by and among the Company, the WP Purchasers and the Deerfield Purchasers.”

(ii)	To insert the definition of “Deerfield Loan Agreement”, which shall read as follows:

“Deerfield Loan Agreement” means that certain Facility Agreement, dated October 30, 2007, between the Company and Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, and Deerfield Private Design International, L.P., as amended by the First Amendment to Facility Agreement, dated as of June 7, 2010, and as further amended by the Second Amendment to Facility Agreement, dated as of January 9, 2012.”

(iii)	To amend and restate in its entirety the definition of “Qualified Equity Offering” as follows:

“Qualified Equity Offering:  shall mean a public or nonpublic offering by the Company of Common Stock or securities convertible into or exchangeable for Common Stock (or securities convertible into or exercisable for such securities) (collectively, “New Stock”) solely for cash and not pursuant to a Special Registration; provided, however, that none of the following offerings shall constitute a Qualified Equity Offering:  (i) any offering pursuant to any stock purchase plan, stock ownership plan, stock option plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, officers, consultants, directors, customers, lenders or vendors of the Company, (ii) any offering made as a consideration for the consummation of, and not primarily for the purpose of financing, a merger or acquisition, a partnership or joint venture or strategic alliance or investment by the Company or a similar non-capital-raising transaction, (iii) the issuance of Common Stock on conversion of any of the Securities, (iv) the issuance of Common Stock in connection with the conversion or exercise of options or warrants of the Company outstanding on the date hereof (as disclosed in Section 3.3(a)) or issued in accordance with Section 5.4, or (v) the issuance of Series A-2 Preferred or Series A-3 Preferred issued, in each case, pursuant to the terms of the 2012 Investment Agreement, or Series A-2 Preferred issued pursuant to the terms of the Deerfield Loan Agreement in satisfaction of payments of accrued interest to be owed by the Company under such agreement for the quarterly periods ending December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, or the issuance of Common Stock upon conversion of the Series A-2 Preferred or Series A-3 Preferred.”

(iv)	To insert the definition of “Series A-3 Preferred”, which shall read as follows:

“Series A-3 Preferred: shall mean the Company’s Series A-3 Convertible Preferred Stock”

4.	Insertion of Section 10.16. Investment Agreement is hereby amended to insert a Section 10.16 to the Investment Agreement to read as follows:

“10.16.  2012 Investment Agreement Acknowledgement.

Notwithstanding Section 2 of this Agreement, from and after January 9, 2012, the Company, the WP Purchasers and the Deerfield Purchases shall not have any rights or obligations under Section 2.2, Section 2.3, Section 2.4(c) – Section 2.4(f), Section 2.4(h) – Section 2.4(j), Section 2.5 and Section 2.6 with respect to any additional purchases or sales of Series A Preferred Stock, with such rights or obligations having been superseded by the provisions set forth in the 2012 Investment Agreement.  Notwithstanding the foregoing sentence, any Securities issued prior to the date hereof pursuant to Section 2, and the transactions relating thereto, shall not be amended in any respect.  The parties further acknowledge that for all purposes hereunder, all references to “Series A-2 Preferred” herein (other than any such references in Section 2 hereof) are hereby deemed to be references to the “Series A-2 Convertible Preferred Stock” of the Company having the designation, voting powers, preferences and relative rights and qualifications, limitations or restrictions set forth in the Certificate of Designation with respect thereto filed with  the Secretary of State for the State of Delaware on January 9, 2012.”

5.
No Further Amendment.  Except as expressly amended hereby, the Investment Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Investment Agreement (including, for the avoidance of doubt, Section 5) or any of the documents referred to therein.

6.
Effect of Amendment.  This Amendment shall form a part of the Investment Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Investment Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

7.
Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any contrary result otherwise required by conflict or choice of law rules.

8.
Draftsmanship.  Each of the parties hereto has been represented by its own counsel and acknowledges that it has participated in the drafting of this Agreement and the Transaction Documents, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement or the Transaction Documents.  Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

9.
Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to the Investment Agreement to be executed and delivered as of the date first above written.

TALON THERAPEUTICS, INC. By: /s/ Steven R. Deitcher, M.D. Name: Steven R. Deitcher, M.D. Title: President & Chief Executive Officer

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:   Warburg Pincus X L.P., its General Partner
      By:   Warburg Pincus X LLC, its General Partner
               By:   Warburg Pincus Partners LLC, its Sole Member
                      By:   Warburg Pincus & Co., its Managing Member

By: /s/ Jonathan Leff
       Name:    Jonathan Leff
       Title:      Partner

WARBURG PINCUS X PARTNERS, L.P.

By:   Warburg Pincus X L.P., its General Partner
      By:   Warburg Pincus X LLC, its General Partner
               By:   Warburg Pincus Partners LLC, its Sole Member
                       By:   Warburg Pincus & Co., its Managing Member

By: /s/ Jonathan Leff
       Name:     Jonathan Leff
       Title:       Partner

[Signature page to Amendment No. 1 to the Investment Agreement]

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:  Deerfield Capital, L.P., General Partner
      By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ Jeffrey Kaplan
Name:  Jeffrey Kaplan
Title:    Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By: /s/ Jeffrey Kaplan
Name:  Jeffrey Kaplan
Title:    Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND, L.P.
By:  Deerfield Capital, L.P., General Partner
      By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ Jeffrey Kaplan
Name:  Jeffrey Kaplan
Title:    Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.
By:  Deerfield Capital, L.P., General Partner
      By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ Jeffrey Kaplan
Name:  Jeffrey Kaplan
Title:    Authorized Signatory

[Signature page to Amendment No. 1 to the Investment Agreement]